Exhibit 99.1

M/I Homes Reports
First Quarter Results

Columbus, Ohio (July 25, 2013) - M/I Homes, Inc. (NYSE:MHO) announced results for the second quarter and six months ended June 30, 2013.

2013 Second Quarter Highlights:

•	Net income of $7.3 million

•	New contracts increased 31%

•	Homes delivered increased 26%

•	Backlog units and value increased 43% and 53%, respectively

•	Cash balance of $178.7 million

•	Net debt to net capital ratio of 42%

For the second quarter of 2013, the Company reported net income of $7.3 million, which includes $1.2 million of asset impairments. This compares to net income of $3.2 million for the second quarter of 2012, which included $0.7 million of asset impairments. For the six months ended June 30, 2013, the Company had net income of $11.9 million, compared to net income of $18,000, in the same period a year ago.

New contracts for 2013's second quarter were 1,078, up 31% from 2012's second quarter of 826. For the first six months of 2013, new contracts increased 34% from 1,590 in 2012 to 2,125 in 2013. M/I Homes had 140 active communities at June 30, 2013 compared to 124 at June 30, 2012. The Company's cancellation rate was 14% in the second quarter of 2013 compared to 16% in 2012's second quarter. Homes delivered in 2013's second quarter were 788 compared to 625 in 2012's second quarter - up 26%. Homes delivered for the six months ended June 30, 2013 increased 25% to 1,415 compared to 2012's deliveries of 1,132. Backlog of homes at June 30, 2013 had a sales value of $491 million (a 53% increase over last year's second quarter), with an average sales price of $293,000 and backlog units of 1,675. At June 30, 2012 backlog sales value was $320 million, with an average sales price of $274,000 and backlog units of 1,168.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are pleased with our improving results - our homes delivered during the quarter increased 26% and our new contracts were up 31%. We were also pleased with the increase in our community count (up 13%) and average sales price (up 7%), resulting in our highest quarter-end backlog units and sales value in over 5 years. And, our recent expansion into Texas continues to positively impact our results, as new contracts in Texas almost doubled when compared to last year's second quarter and first half. In addition, our gross margin and selling, general and administrative expense leverage for the first half of 2013 both improved over 100 basis points from last year's first half.”

Mr. Schottenstein continued, “Our financial condition remains strong, with shareholder's equity at $355 million, net debt to net capital at 42%, and no outstanding borrowings under our credit facility. Furthermore, we enhanced our capital structure, as announced last week, entering into a new $200 million three-year unsecured credit facility. And, as just announced, we are very excited to be entering the Dallas/Fort Worth market - this will further complement our Texas operations in Austin, Houston and San Antonio. Moving forward, we will stay focused on improving our profitability, growing our market share in our existing markets, expanding our community count and investing in attractive land opportunities.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through July 2014.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 84,500 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Homes, and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Austin, Dallas, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use adjusted EBITDA, a non-GAAP financial measure. For this measure, we have provided reconciliation to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measure. Please see the “Non-GAAP Financial Results / Reconciliation” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
New contracts	1,078	826	2,125	1,590
Average community count	138	123	135	123
Cancellation rate	14%	16%	15%	15%
Backlog units			1,675	1,168
Backlog value			$490,769	$320,388
Homes delivered	788	625	1,415	1,132
Average home closing price	$281	$259	$282	$254

Homebuilding revenue:
Housing revenue	$221,700	$161,915	$399,490	$287,993
Land revenue	5,601	4,155	10,128	4,886
Total homebuilding revenue	$227,301	$166,070	$409,618	$292,879

Financial services revenue	7,252	4,924	15,662	9,240

Total revenue	$234,553	$170,994	$425,280	$302,119

Cost of sales - operations	187,136	137,111	338,649	244,441
Cost of sales - impairment	1,201	472	2,101	567
Gross margin	46,216	33,411	84,530	57,111
General and administrative expense	18,149	13,826	34,128	26,283
Selling expense	16,275	12,825	29,384	23,836
Operating income	11,792	6,760	21,018	6,992
Interest expense	4,397	3,461	8,737	8,067
Income (loss) before income taxes	7,395	3,299	12,281	(1,075)
Expense (benefit) from income taxes	131	95	430	(1,093)
Net income	$7,264	$3,204	$11,851	$18
Excess of fair value over book value of preferred shares redeemed	$—	$—	$2,190	$—
Preferred dividends	1,219	—	$1,219	—
Net income to common shareholders	$6,045	$3,204	$8,442	$18

Earnings per share:
Basic	$0.25	$0.17	$0.36	$—
Diluted	$0.25	$0.17	$0.36	$—

Weighted average shares outstanding:
Basic	24,271	18,833	23,278	18,803
Diluted	24,646	19,031	23,671	18,998

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	June 30,
	2013	2012
Assets:
Total cash and cash equivalents(1)	$178,730	$56,890
Mortgage loans held for sale	51,491	49,779
Inventory:
Lots, land and land development	261,985	242,377
Land held for sale	6,389	9,889
Homes under construction	294,234	218,140
Other inventory	52,391	51,550
Total inventory	$614,999	$521,956

Property and equipment - net	10,267	12,902
Investments in unconsolidated joint ventures	28,648	10,904
Other assets(2)	34,131	18,329
Total Assets	$918,266	$670,760

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$227,870	$227,470
Convertible senior subordinated notes due 2017	57,500	—
Convertible senior subordinated notes due 2018	86,250	—
Notes payable - other	9,429	10,766
Total Debt - Homebuilding Operations	$381,049	$238,236

Note payable bank - financial services operations	50,442	46,343
Total Debt	$431,491	$284,579

Accounts payable	61,888	51,307
Other liabilities	70,353	59,728
Total Liabilities	$563,732	$395,614

Shareholders' Equity	354,534	275,146
Total Liabilities and Shareholders' Equity	$918,266	$670,760

Book value per common share	$12.50	$9.29
Net debt/net capital ratio(3)	42%	45%

(1)	2013 and 2012 amounts include $12.5 million and $12.6 million of restricted cash and cash held in escrow, respectively.

(2)	2013 and 2012 amounts include gross deferred tax assets of $131.3 million and $140.7 million, respectively, net of valuation allowances of $131.3 million and $140.7 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Adjusted EBITDA(1)	$19,379	$12,569	$35,405	$17,498

Cash flow used in operating activities	$(33,736)	$(15,854)	$(25,178)	$(23,529)
Cash (used in) provided by investing activities	$(10,505)	$(4,098)	$(23,207)	$23,234
Cash provided by (used in) financing activities	$(52,564)	$(2,729)	$69,139	$(15,201)

Land/lot purchases	$55,810	$26,726	$100,219	$57,178
Land development spending	$20,620	$10,244	$36,348	$19,556
Land/lot sale proceeds	$5,601	$4,155	$10,128	$4,886

Financial services pre-tax income	$3,835	$1,899	$8,971	$3,967

Deferred tax valuation benefit	$(2,674)	$(1,283)	$(4,462)	$(143)

(1)	See "Non-GAAP Financial Result / Reconciliation" table below.

Impairment and Abandonments by Region
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Impairment by Region:	2013	2012	2013	2012
Midwest	$1,201	$472	$2,101	$567
Southern	—	—	—	—
Mid-Atlantic	—	—	—	—
Total	$1,201	$472	$2,101	$567

Abandonments by Region:
Midwest	$—	$34	$—	$36
Southern	—	103	—	110
Mid-Atlantic	—	88	—	110
Total	$—	$225	$—	$256

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Result / Reconciliation
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$7,264	$3,204	$11,851	$18
Add:
Income tax expense (benefit)	131	95	430	(1,093)
Interest expense net of interest income	4,112	3,106	8,167	7,343
Interest amortized to cost of sales	3,693	2,892	7,221	5,456
Depreciation and amortization	2,181	2,045	4,319	3,987
Non-cash charges	1,998	1,227	3,417	1,787
Adjusted EBITDA	$19,379	$12,569	$35,405	$17,498

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2013	2012	Change	2013	2012	Change
Midwest	395	299	32%	744	639	16%

Southern	376	269	40%	754	483	56%

Mid-Atlantic	307	258	19%	627	468	34%

Total	1,078	826	31%	2,125	1,590	34%

HOMES DELIVERED
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2013	2012	Change	2013	2012	Change
Midwest	298	255	17%	530	488	9%

Southern	249	187	33%	440	320	38%

Mid-Atlantic	241	183	32%	445	324	37%

Total	788	625	26%	1,415	1,132	25%

BACKLOG
	June 30, 2013			June 30, 2012
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	632	$178	$282,000	538	$142	$263,000

Southern	655	$180	$275,000	361	$87	$242,000

Mid-Atlantic	388	$132	$340,000	269	$91	$340,000

Total	1,675	$491	$293,000	1,168	$320	$274,000

LAND POSITION SUMMARY
	June 30, 2013			June 30, 2012
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	3,403	2,550	5,953	3,258	1,367	4,625

Southern	3,648	3,372	7,020	1,374	1,524	2,898

Mid-Atlantic	1,625	2,565	4,190	1,860	1,211	3,071

Total	8,676	8,487	17,163	6,492	4,102	10,594